As filed with the Securities and Exchange Commission on December 31, 2001
                                                    Registration No. 333- 67928
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                 ON FORM S-8 TO
                         FORM S-4 REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                          INTERNATIONAL GAME TECHNOLOGY
             (Exact name of registrant as specified in its charter)

           Nevada                                           88-0173041
 (State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                        Identification No.)

                    9295 Prototype Drive, Reno, Nevada 89511
          (Address, including zip code, of principal executive offices)

                           ---------------------------

                  ANCHOR GAMING 1995 EMPLOYEE STOCK OPTION PLAN
                     ANCHOR GAMING 2000 STOCK INCENTIVE PLAN
                            (Full Title of the Plans)

                             -----------------------

                                 Sara Beth Brown
                    Senior Vice President and General Counsel
                          International Game Technology
                    9295 Prototype Drive, Reno, Nevada 89511
                                 (775) 448-7777
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             -----------------------

                                    Copy to:
                               J. Jay Herron, Esq.
                              O'Melveny & Myers LLP
             114 Pacifica, Suite 100, Irvine, California 92618-3318

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
Title of securities to   Amount to be               Proposed maximum           Proposed maximum            Amount of registration
be registered             registered                 offering price per unit    aggregate offering price    fee
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par        2,212,584 shares(1)(2)           (3)                     (3)                          (3)
value $0.000625 per
share
---------------------------------------------------------------------------------------------------------------------------------

(1) Represents the number of shares of common stock, par value $0.000625 per share, of International Game Technology (the "Common Stock") issuable pursuant to the Anchor Gaming 1995 Employee Stock Option Plan and the Anchor Gaming 2000 Stock Incentive Plan (together, the "Plans"), which International Game Technology (the "Company") has assumed pursuant to an Agreement and Plan of Merger dated as of July 8, 2001 among the Company, NAC Corporation and Anchor Gaming (the "Merger Agreement"). The number of shares of Common Stock to be registered is based upon the number of shares of common stock of Anchor Gaming that were issuable pursuant to the Plans before the effective time of the merger described in the Merger Agreement (the "Merger") multiplied by the exchange ratio in the Merger.


(2) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights which by reason of certain events specified in the Plans may become subject to the Plans.

(3) Previously paid.


===============================================================================

                                EXPLANATORY NOTE

        The Company hereby amends its Registration Statement on Form S-4 as filed with the Securities and Exchange Commission (the "Commission") on August 20, 2001 (as amended to date, the "Form S-4 Registration Statement") by filing this Post-Effective Amendment No. 1 on Form S-8 relating to up to 2,212,584 shares of Common Stock issuable pursuant to the provisions of the Plans. Pursuant to the Merger Agreement, the Company assumed the outstanding options under the Plans upon completion of the Merger. In the Merger, each share of common stock of Anchor Gaming issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive one share of Common Stock. Before the Merger, 2,212,584 shares of Anchor Gaming common stock were issuable in respect of stock options outstanding under the Plans. The shares of Common Stock registered on the Form S-4 Registration Statement included 2,212,584 shares expected to be issuable under the Plans after the effective time of the Merger.


                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


               The document(s) containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The following documents of the Company filed with the Commission are incorporated herein by reference:

        (a) Annual Report on Form 10-K for the fiscal year ended September 29, 2001;

        (b)    Current Report on Form 8-K filed on November 9, 2001; and

        (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-3 filed with the Commission on February 16, 1994.

               All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.       DESCRIPTION OF SECURITIES

               The Common Stock is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL

               The validity of the original issuance of the Common Stock registered hereby is passed on for the Company by Sara Beth Brown. Ms. Brown is the Senior Vice President and General Counsel of the Company. Ms. Brown is compensated by the Company as an employee and is the holder of options to acquire shares of Common Stock.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Subsection 1 of Section 78.7502 of the Nevada General Corporation Law (the "Nevada Law") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to Section 78.138 of the Nevada Law or if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 78.128 of the Nevada Law provides that, with certain exceptions, a director or officer is not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that (i) his act or failure to act constituted a breach of his fiduciary duties as a director or officer, and (ii) his breach of those duties involved intentional misconduct, fraud or a knowing violation of the law.

               Subsection 2 of Section 78.7502 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought determines that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

               Section 78.7502 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (1) and (2), or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Section 78.751 of the Nevada Law provides that the indemnification provided for by Section 78.7502 shall not be deemed exclusive or exclude any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators. Section 78.752 of the Nevada Law empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 78.7502.

               Section 4.10 of the Bylaws of the Company provides for indemnification of its officers and directors, substantially identical in scope to that permitted under the above Sections of the Nevada Law. The Bylaws provide, pursuant to Subsection 2 of Section 78.751, that the expenses of officers and directors incurred in defending any action, suit or proceeding, whether civil or criminal, must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon delivery, if required by Nevada law, of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the officer or director is not entitled to be indemnified by the corporation. The Company also enters into indemnification agreements consistent with Nevada law with certain of its directors and officers.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED

               Not applicable.

ITEM 8.       EXHIBITS

               See the attached Exhibit Index.

ITEM 9.       UNDERTAKINGS

        (a)    The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3)
               of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events
               arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                      (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on the 21st day of December, 2001.



                                 By:  /s/ Maureen T. Mullarkey
                                    ----------------------------------------
                                      Maureen T. Mullarkey
                                      Senior Vice President of Finance and
                                      Chief Financial Officer

        Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                         Title                                   Date
---------                         -----                                   ----
               *                  Chief Executive Officer, President      December 21, 2001
-----------------------------     and Chief Operating Officer
G. Thomas Baker                   (principal executive officer)



 /s/ Maureen T. Mullarkey         Senior Vice President of Finance,       December 21, 2001
-----------------------------     Chief Financial Officer & Treasurer
Maureen T. Mullarkey              (principal financial officer and
                                  accounting officer)



               *                  Chairman of the Board of Directors      December 21, 2001
-----------------------------
Charles N. Mathewson


               *                  Director                                December 21, 2001
-----------------------------
Robert A. Bittman


               *                  Director                                December 21, 2001
-----------------------------
Wilbur K. Keating


               *                  Director                                December 21, 2001
-----------------------------
Robert Miller


               *                  Director                                December 21, 2001
-----------------------------
Frederick B. Rentschler

-----------------------------
                                  Director
Thomas J. Matthews

                                  Director
-----------------------------
Richard R. Burt


        * By:  /s/ Maureen T. Mullarkey
             -------------------------------
               Maureen T. Mullarkey
               Attorney-in-fact

                                  EXHIBIT INDEX

Exhibit
Number                         Description of Exhibit
--------                       ----------------------

4.1            Anchor Gaming 1995 Employee Stock Option Plan.

4.2            Anchor Gaming 2000 Stock Incentive Plan.

5* Opinion of General Counsel of International Game Technology as to the legality of the securities being issued.

23.1           Consent of Deloitte & Touche LLP.

23.2           Consent of General Counsel of International Game Technology
               (included in Exhibit 5).

24*            Powers of Attorney.


* Previously filed with the Form S-4 Registration Statement.